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                                                     Registration No. 333-______
  As filed with the Securities and Exchange Commission on December 30, 1997
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 ---------------

                      SULCUS HOSPITALITY TECHNOLOGIES CORP.
             (Exact Name of Registrant as Specified in Its Charter)

           PENNSYLVANIA                                      25-1369276
  (State or Other Jurisdiction of                         (I.R.S. Employer
  Incorporation or Organization)                         Identification No.)

              41 NORTH MAIN STREET, GREENSBURG, PENNSYLVANIA 15601
             (Address of Principal Executive Offices)    (Zip Code)

                                 ---------------

                      SULCUS HOSPITALITY TECHNOLOGIES CORP.
                        1997 EMPLOYEE STOCK PURCHASE PLAN

                    SULCUS HOSPITALITY TECHNOLOGIES CORP.
                        1997 LONG-TERM INCENTIVE PLAN

                      SULCUS HOSPITALITY TECHNOLOGIES CORP.
                 1997 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                           (Full Titles of the Plans)

                                 ---------------

                               JOHN W. RYBA, ESQ.
                  SENIOR VICE PRESIDENT AND CHIEF LEGAL OFFICER
                      SULCUS HOSPITALITY TECHNOLOGIES CORP.
                              41 NORTH MAIN STREET
                         GREENSBURG, PENNSYLVANIA 15601
                                (412) 836 - 2000
            (Name and Address, Including Zip Code & Telephone Number,
                   Including Area Code, of Agent for Service)

                                 ---------------

                                    COPY TO:
                               Michael Wager, Esq.
                   Benesch, Friedlander, Coplan & Aronoff LLP
                    2300 BP America Bldg., 200 Public Square
                           Cleveland, Ohio 44114-2378
                                (216) 363 - 4500

                         CALCULATION OF REGISTRATION FEE

=================================  ================== ====================  =========================== ==========================
                                                            Proposed
                                      Amount To Be          Maximum              Proposed Maximum
    Title Of Securities To Be        Registered(2)       Offering Price         Aggregate Offering        Amount of Registration
          Registered(1)                                   Per Share(3)               Price(3)                      Fee
---------------------------------  ------------------ --------------------  --------------------------- --------------------------

Common Stock, no par value
per share                              1,500,000             $2.59375               $3,890,625                 $1,148
=================================  ================== ====================  =========================== ==========================



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(1)   This Registration Statement covers an indeterminate amount of interests in the Sulcus Hospitality Technologies Corp. 1997 Employee Stock Purchase
      Plan (the "ESPP").

(2) This includes 500,000 shares to be registered pursuant to the ESPP, 500,000 shares to be registered under the Sulcus Hospitality
      Technologies Corp. 1997 Long-Term Incentive Plan (the "LTIP") and 500,000 shares to be registered under the Sulcus Hospitality Technologies
      Corp. 1997 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"), collectively, the "Plans." This Registration Statement also includes an indeterminate number of shares of Common Stock which may be issued under the anti-dilution provisions of the Plans.

(3) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, on the basis of the average of the high and low prices of Sulcus Hospitality Technologies Corp. Common Stock of $2.59375 included in the American
      Stock Exchange Composite  Transactions report for December 24, 1997.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to the participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Sulcus Hospitality Technologies Corp. ("Sulcus" or the "Company") are incorporated herein by reference, except to the extent that any statement or information therein is modified, superseded or replaced by a statement or information contained in any other subsequently filed document incorporated herein by reference:

         (1) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed with the Securities and Exchange Commission (the "SEC") on March 31, 1997.

         (2) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997, filed with the SEC on May 15, 1997.

         (3) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997, filed with the SEC on August 14, 1997.

         (4) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1997, filed with the SEC on November 13, 1997.

         (5) the Company's Current Report on Form 8-K, filed with the SEC on September 3, 1997.

         (6) The description of the Common Stock, no par value, of the Company ("Sulcus Common Stock"), contained in the Company's Registration Statement No. 33-40466 on Form S-1, filed with the Securities and Exchange Commission on May 9, 1991.

         Until the Company files a post-effective amendment to this Registration Statement indicating that all securities offered have been sold, or deregistering all such securities which remain unsold, all documents subsequently filed by the Company or the 1997 Employee Stock Purchase Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof and prior to the termination of the offering of the securities registered pursuant to


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this Registration Statement, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Sections 1741 through 1747, along with Section 1713, of the Pennsylvania Business Corporation Law of 1988 permits indemnification of officers, directors and employees and agents of a corporation. Article IX of the Company's By-Laws provides as follows:

                  "Section 1. A director of the Corporation shall not be personally liable for monetary damages for any action taken or failure to take any action unless the director has breached or failed to perform the duties of his or her office under Sections 1712 and 1715 of the Pennsylvania Business Corporation Law of 1988 and such breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director (i) for any responsibility or liability of such director pursuant to any criminal statute, or (ii) for any liability of a director for the payment of taxes pursuant to local, state or federal law.

                  Section 2. The Corporation shall indemnify to the full extent authorized or permitted by law, any person made, or threatened to be made, a party to or otherwise involved in (as a witness or otherwise) an action, suit or proceeding (whether civil, criminal, administrative or investigative, and whether by or in the right of the Corporation or otherwise) by reason of the fact that the person is or was a director or officer of the Corporation or while a director or officer of the Corporation, either serves or served as a director, officer, trustee, employee or agent of any other related enterprise or in connection with a related employee benefit plan at the request of the Corporation or serves or served as a director, officer, trustee, employee or agent of any other unrelated enterprise at the specific written request of the Corporation against any expenses and liability actually incurred including without limitation judgments and amounts paid or to be paid in settlement of and in actions brought by or in the right of the Corporation. Expenses incurred by such a person in defending a civil or criminal action, suit or proceeding or in enforcing any right under this Article IX shall be paid by the Corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount to the extent it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation or, in the case of a criminal action, the majority of the Board of Directors so determines. The right to indemnification and advancement of


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         expenses conferred in this Section 2 shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under any agreement, vote of shareholders or directors or otherwise, the Corporation having the express authority to enter such agreements as the Board of Directors deems appropriate for the indemnification of and advancement of expenses, including the creation of a fund therefor or equivalent guarantee, to present or future directors and officers of the Corporation in connection with their service as director or officer of the Corporation or their service as director, officer, trustee, employee or agent of any other enterprise or in connection with an employee benefit plan at the request of the Corporation. The right to indemnification and the advancement of expenses provided in this
         Section 2 shall be a contract right, shall continue as to a person who has ceased to serve in the capacities described herein, and shall inure to the benefit of the heirs, executors and administrators of such person.

                  Section 3. No amendment, alteration or repeal of this Article IX, nor the adoption of any provision inconsistent with this Article IX, shall adversely affect any limitation on the personal liability of a director or officer, or the rights of a director or officer to indemnification and advancement of expenses, existing at the time of such amendment, modification or repeal, or the adoption of such an inconsistent provision."

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The Exhibits to this Registration Statement are listed in the Exhibit Index on Page 7, which Exhibit Index is incorporated herein by this reference.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;


                                        3

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                           (iii)    To include any material information with
                                    respect to the plan of distribution not
                                    previously disclosed in the Registration
                                    Statement or any material change to such information in the Registration Statement;

                           Provided, however, that paragraphs (1)(i) and (1)(ii)
                  do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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



                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Greensburg, state of Pennsylvania, on the 19th day of December, 1997.

                                     SULCUS HOSPITALITY TECHNOLOGIES CORP.

                                     By /s/ Leon Harris
                                        ----------------------------------------
                                             Name: Leon Harris
                                                  ------------------------------
                                             Title: Chairman of the Board and
                                                    CEO
                                                    ----------------------------

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the individuals whose signature appears below constitutes and appoints John W. Ryba or Leon D. Harris, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent, or his substitute may lawfully do or cause to be done by virtue hereof.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.


        Signature                                         Title                                   Date
        ---------                                         -----                                   ----

/s/ Leon D. Harris                             Chairman of the Board, Chief               December 19, 1997
----------------------------                   Executive Officer and Director
Leon D. Harris

/s/ Robert D. Gries                            Vice Chairman of the Board and             December 19, 1997
----------------------------                   Director
Robert D. Gries

/s/ H. Richard Howie                           Chief Financial Officer                    December 19, 1997
----------------------------
H. Richard Howie

/s/ David H. Adler                             Director                                   December 19, 1997
----------------------------
David H. Adler

/s/ David W. Berkus                            Director                                   December 19, 1997
----------------------------
David W. Berkus

/s/ Christine Hughes                           Director                                   December 19, 1997
----------------------------
Christine Hughes


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         The Employee Stock Purchase Plan. Pursuant to the requirements of the
Securities Act of 1933, the Stock Option Committee has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Greensburg, state of Pennsylvania, on the 19th day of December, 1997.



                                      Sulcus Hospitality Technologies Corp.
                                      1997 Employee Stock Purchase Plan

                                      By: /s/ David H. Adler
                                         ------------------------------------
                                            David H. Adler, Director

                                      By:  /s/ Robert D. Gries
                                         ------------------------------------
                                            Robert D. Gries, Vice Chairman of
                                              the Board and Director

                                      By:  /s/ Christine Hughes
                                         ------------------------------------
                                            Christine Hughes, Director

                                  EXHIBIT INDEX



EXHIBIT                                                                                      SEQUENTIALLY
NUMBER                          DESCRIPTION OF EXHIBIT                                       NUMBERED PAGE
------                          ----------------------                                       -------------

4.1                             The Company's Articles of Incorporation,
                                as amended                                                        9

4.2                             The Company's Amended and Restated
                                By-Laws                                                          35

4.3                             The Company's 1997 Employee Stock Purchase
                                Plan                                                             57

4.4                             The Company's 1997 Long-Term Incentive Plan                      75

4.5                             The Company's 1997 Non-Employee Directors'
                                Stock Option Plan                                               105

5.1                             Opinion of John W. Ryba                                         121

23.1                            Consent of John W. Ryba (included in
                                Exhibit 5.1)                                                    _ _

23.2                            Consent of Crowe, Chizek and Company                            123

24.1                            Power of Attorney (included in Part II of                       _ _
                                this Registration Statement)



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